                             METRIS COMPANIES INC.
                   LONG-TERM INCENTIVE AND STOCK OPTION PLAN



                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This Non-Qualified Stock Option Agreement is made and entered into effective as of October 25, 1996 by and between Ronald N. Zebeck (the "Optionee") and Metris Companies Inc., a Delaware corporation, with its principal business office located in St. Louis Park, Minnesota (the "Company").

     WHEREAS, Optionee and Fingerhut Companies, Inc. ("Fingerhut") entered into that certain Stock Option and Valuation Appreciation Rights Agreement dated as of March 21, 1994, as amended dated October 25, 1996 (collectively the "VAR"); and

     WHEREAS, by action of the Board of Directors dated October 24, 1996, the Company assumed Fingerhut's obligations under the VAR with respect to the grant of options to purchase common stock of the Company and the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") desires to provide that such option to purchase shares of common stock of the Company will be pursuant to the provisions of the Metris Companies Inc. Long-term Incentive and Stock Option Plan (the "Plan") and this Non-Qualified Stock Option Agreement (the "Agreement").

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF OPTION. In accordance with the VAR, attached hereto and incorporated herein by reference, and in fulfillment of its obligations thereunder, the Company hereby provides to Optionee the option (the "Option") to purchase an aggregate of Six Hundred Fifty-Six Thousand Seventy-Five (656,075) shares (the "Shares") of common stock of the Company (the "Common Stock"), subject to the terms and conditions set forth herein and in the Plan. Any conflicts between the terms and interpretation of this Agreement and the VAR, shall be governed by the VAR.

     2. OPTION PRICE. In accordance with the VAR, the purchase price of the Shares subject to the Option (the "Option Price") shall be $2.76 per share, subject to adjustment as provided herein.

     3.    TERM OF OPTION; TIME OF EXERCISE

     3.1 In accordance with the VAR, the term of the Option shall be for a period ending on the earlier of (A) March 21, 2004 or (B) the date optionee exercises any of the tandem options to purchase the common stock of Fingerhut granted pursuant to the VAR. In accordance with the VAR, the Option shall be exercisable according to the following schedule:


                                Date                  Vested Percent
                                ----                  --------------

                                March 21, 1997             73.74%
                                March 21, 1998             97.49%
                                March 21, 1999            100.00%



     3.2 This Option shall not under any circumstances be exercisable after, and this Agreement and Option shall terminate as to all unexercised Shares at, 5:00 p.m. (Minnesota time) on March 21, 2004 (the "Expiration Date"), unless terminated prior thereto pursuant to the provisions of Section
3.1 or Section 5 hereof.

     3.3 Notwithstanding the vesting provisions contained in Section 3.1 hereof, but subject to the other terms and conditions set forth herein, the Option may be exercised in full immediately following the date of a "Change in Control" (as hereinafter defined). For purposes of this Agreement, the following terms shall have the definitions set forth below:

     (a)   "Change in Control" shall mean:

     (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; or

     (ii) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Fingerhut Companies, Inc. ("Fingerhut") or any of Fingerhut's affiliates that such person has become the "beneficial owner" (as defined in rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities at any time when Fingerhut beneficially owns less than 50% of the combined voting power of the Company's then outstanding securities; PROVIDED, HOWEVER, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of ownership of 30% or more of the total voting capital stock of the Company then issued and outstanding by any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this proviso is referred to herein as a "Company Entity"); or

     (iii) the announcement of a tender offer by any person or entity (other than a Company Entity) for 30% or more of the Company's voting capital stock then issued and outstanding at any time when Fingerhut beneficially owns less than 50% of the Company's voting capital stock, which tender offer has not been approved by the Board, a majority of the members of which are Continuing Directors (as hereinafter defined), and recommended to the shareholders of the Company; or

     (iv) the Continuing Directors (as hereinafter defined) cease to constitute a majority of the Company's Board of Directors; or

     (v) the shareholders of the Company approve (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (z) any plan of liquidation or dissolution of the Company; or

     (vi) a Fingerhut Change of Control at any time Fingerhut beneficially owns 30% or more of the combined voting power of the Company's then outstanding securities.

     (b) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, but shall not include any Company Entity; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     (c)   "Fingerhut Change in Control" shall mean:

     (i) a change in control of Fingerhut of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not Fingerhut is then subject to such reporting requirement; or

     (ii) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by Fingerhut or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of Fingerhut representing 30% or more of the combined voting power of Fingerhut's then outstanding securities; PROVIDED, HOWEVER, that notwithstanding the foregoing, no Fingerhut Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of ownership 30% or more of the total voting capital stock of Fingerhut then issued and outstanding by any subsidiary of Fingerhut or any employee benefit plan of Fingerhut or of any subsidiary of Fingerhut or any entity holding shares of the Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this proviso is referred to herein as a "Fingerhut Entity"); or

     (iii) the announcement of a tender offer by any person or entity (other than a Fingerhut Entity) for 30% or more of Fingerhut's voting capital stock then issued and outstanding, which tender offer has not been approved by the Fingerhut Board of Directors, a majority of the members of which are Fingerhut Continuing Directors (as hereinafter defined), and recommended to the shareholders of Fingerhut; or

     (iv) the Fingerhut Continuing Directors (as hereinafter defined) cease to constitute a majority of Fingerhut's Board of Directors; or

     (v) the shareholders of Fingerhut approve (x) any consolidation or merger of Fingerhut in which Fingerhut is not the continuing or surviving corporation or pursuant to which shares of Fingerhut stock would be converted into cash, securities or other property, other than a merger of Fingerhut in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Fingerhut; or (z) any plan of liquidation or dissolution of Fingerhut.

     (vi) "Fingerhut Continuing Director" shall mean any person who is a member of the Board of Directors of Fingerhut, while such person is a member of the Fingerhut board of Directors who is not a Fingerhut Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of a Fingerhut Acquiring Person, or a representative of a Fingerhut Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Fingerhut Board of Directors on the date of this Agreement as first written above or (y) subsequently becomes a member of the Fingerhut Board of Directors, if such person's initial nomination for election or initial election to the Fingerhut Board of Directors is recommended or approved by a majority of the Fingerhut Continuing Directors. For purposes of this subparagraph (ii), "Fingerhut Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly of securities of Fingerhut representing 30% or more of the combined voting power of Fingerhut's then outstanding securities, but shall not include any Fingerhut Entity; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     4.    EXERCISE OF OPTION.

     4.1   Subject to the terms and conditions of the Plan and this Section
4, this Option may be exercised by Optionee in whole or in part by written notice to the Company and its principal executive office addressed to the attention of its General Counsel. Such notice shall specify Optionee's election to exercise this Option and the number of Shares in respect of which it is being exercised, and shall be signed by Optionee. The Company shall not, however, be required to sell or issue any Shares pursuant to this Option if the issuance of such Shares would constitute a violation by Optionee or the Company of any applicable law or regulation of any governmental authority.

     4.2 Notice of exercise of the Option by Optionee shall be accompanied by payment of the full Option Price of the Shares as to which the Option is to be exercised, together with payment of the amount determined by the Company to be necessary to satisfy any applicable federal, state and local tax withholding requirements arising from the exercise of the Option. The Company shall issue and deliver a certificate or certificates representing such Shares as soon as practicable after such notice and payments are received. Payment of such Option Price shall be made; (i) in cash or by check or wire transfer, payable to the order of the Company; (ii) by tendering to the Company shares of the Company's common stock having a fair market value equal to the Option Price; or (iii) by providing the Company with a copy of irrevocable instructions to a broker to deliver to the Company on the date of exercise the amount of sale proceeds to pay the Option Price and any withholding taxes and the Companies actual receipt of such proceeds. Payment by the Optionee of any required amount of withholding for tax purposes shall be made in cash or check payable to the order of the Company. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of Optionee (or Optionee's Representative (as defined in Section 5)) or at the direction of Optionee or such Representative and shall be delivered as aforesaid to or upon the written order of such person or persons. In the event that the Option shall be exercised by any person or persons other than Optionee, such notice shall be accompanied by appropriate proof of the authority and right of such person or persons to exercise the Option. All Shares purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     5.    TERMINATION OF OPTION.

      (a) This Option shall terminate and be subject to the following special rules in the event the Optionee ceases to be employed by the Company or one of its subsidiaries (as defined in the Plan):

      (i) if Optionee's employment shall be terminated for any reason other than death, disability or retirement, Optionee may, at any time before (x) the expiration of ninety (90) days after such termination or (y) the Expiration Date, whichever shall first occur, exercise this Option (A) to the extent that the Option was exercisable on the date of the termination of employment in the case of voluntary termination or (B) to the extent that the Option was or would become exercisable on or before the expiration of such ninety (90) day period in the case of involuntary termination; PROVIDED, HOWEVER, that if, immediately prior to such termination of employment, Optionee was an "officer" as defined in Rule 16a-1(f) promulgated under the Exchange Act, the periods of exercisability referred to in clauses (A) and
(B) above (but not the acceleration of vesting referred to in clause (B) shall be extended from ninety (90) days to seven (7) months after the date of such termination;

      (ii) if Optionee's employment shall be terminated by reason of Optionee's death, this Option will become fully exercisable and may be exercised by the Optionee's Representative (as defined below) at any time before (a) the expiration of three (3) years after the date of death, or (b) the Expiration Date, whichever shall first occur;

      (iii) (A) if Optionee's employment shall be terminated by reason of Optionee's disability (other than Total Disability), as may be determined by the Committee in its sole and absolute discretion, this Option may be exercised, to the extent that the Option was exercisable on the date of disability, by Optionee or Optionee's guardian or legal representative, at any time before (x) the expiration of one (1) year after the date Optionee's employment was terminated by reason for such disability or (y) the Expiration Date, whichever shall first occur; or (B) if Optionee's employment shall be terminated by reason of Optionee's Total Disability, this Option will become fully exercisable and may be exercised by Optionee or Optionee's guardian or legal representative at any time before (x) the expiration of three (3) years after the date Optionee's employment was terminated by reason of such disability or (y) the Expiration Date, whichever shall first occur;

      (iv) if the Optionee's employment shall be terminated by the Optionee's Retirement (as defined below), this Option will become fully exercisable and may be exercised by Optionee before (x) the expiration of three years after such date, or (y) the Expiration Date, whichever shall first occur; or

      (v) if Optionee dies or become disabled (as may be determined by the Committee in its sole and absolute discretion) during the time of exercisability after termination of employment provided in clause (i) of this
Section 5(a), this Option may be exercised, to the extent that the Option was exercisable on the date of death or disability; (x) in the case of death, by the Optionee's Representative or (y) in the case of disability, by Optionee or Optionee's guardian or legal representative, before (A) the expiration of one year after the date of death or the onset of such disability, or (B) the Expiration Date, whichever shall fist occur.

      (b) Notwithstanding the provisions contained in Section 5(a) above, but subject to the other terms and conditions set forth herein, in the event that, within one year following a Change in Control, Optionee's employment is terminated for any reason (including Optionee's voluntary termination), Optionee shall have the right to exercise the Option in whole or in part at any time before (i) the expiration of one year after the date of such termination of employment, or (ii) the Expiration Date, whichever shall first occur.

      (c) For purposes of this Agreement, the following terms shall be defined as follows:

      (i)  "Retirement" shall mean any termination other than by death after
(A) the Optionee has attained at least age fifty-five (55) and (B) the Optionee's age plus completed continuous years of service equals sixty (60) or more; PROVIDED, HOWEVER, that if Optionee is less that age sixty-five (65) on the date of termination of employment, Optionee must have completed at least five (5) years of service.

      (ii) "Representative" shall mean the person or persons to whom Optionee's rights under this Agreement shall pass upon death, whether by will or by the applicable laws of descent and distribution.

      (iii) "Total Disability" shall have the meaning given to "permanent and total disability" in Section 22(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be determined by the Committee in its sole and absolute discretion.

      (d) Notwithstanding the foregoing provisions of Section 5(a), the Committee shall have the authority, on a case by case basis, in its sole and absolute discretion to extend for up to a period of two (2) years following the termination of employment of Optionee the period of vesting referred to in Section 3.1 and the period of exercisability, provided such extension does not exceed the Expiration Date.

      6. LEAVE OF ABSENCE; RELATED TO EMPLOYMENT. A leave of absence granted in accordance with the Company's usual procedure which does not operate to interrupt continuous employment for other benefits granted by the Company shall not be considered a termination of employment under this Agreement. A period of related employment during which Optionee is not employed by the Company nor a subsidiary (as defined in the Plan) shall not be considered a termination of employment under this Agreement if (i) such employment in undertaken by Optionee at the request of the Company or a subsidiary, (ii) immediately prior to the undertaking of such employment Optionee was an officer or employee of the Company of a subsidiary or was engaged in related employment, and (iii) such employment is recognized by the Committee, in its sole discretion, as related employment. The death or disability of Optionee during a period of related employment shall be treated for purposes of this agreement, as if such death or the onset of such disability had occurred while Optionee was an officer or employee of the Company.

      7.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK.

      7.1 In the event that the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into, or exchange for, a different number or kind of shares of Common Stock or other securities of the Company, or, if further changes or exchanges of any Common Stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise), then for each Share subject to the Option, there shall be substituted and exchanged therefor the number and kind of shares of Common Stock or other securities into or for which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or exchanged. If in the event of any such changes or exchanges in order to prevent dilution or enlargement of rights under this Agreement, it is necessary to make an adjustment in the number, kind, or option exercise price of the Shares then subject to the Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Agreement.

      7.2 All adjustments made pursuant to the provision of this Section 7 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      8.  NON-TRANSFERABILITY OF OPTION.

      (a) Except as provided in subsection 8(b) below, the Option granted under this Agreement shall not be transferable by Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. This Option may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, or be subject to attachment, execution or similar process. Any attempt to do so shall void this Option. During the lifetime of Optionee, this Option may be exercised only by the Optionee (or by Optionee's guardian or legal representative in the case of disability) or by a permitted transferee pursuant to a transfer as described below.

      (b) To the extent such transfers are permitted under the Plan and are not restricted by Rule 16b-3 promulgated under the Exchange Act, the Committee, in its sole discretion, may establish, as permitted by applicable law, rules and conditions under which an Optionee may transfer this Option to any member of Optionee's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act).

      9. RIGHTS AS A SHAREHOLDER. No rights of a shareholder of the Company shall attach to Optionee with respect to any of the Shares until this Option shall be duly exercise as to such Shares and Optionee shall have become the holder of record of such Shares. No adjustments shall be made for cash dividends or other distributions or rights as to which there is a record date preceding the date that Optionee becomes the holder of record of such Shares.

      10. SECURITIES LAW COMPLIANCE. The exercise of all or any portion of this Option shall only be effective at such time that the sale of Common Stock issued pursuant to such exercise will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of the stock subject to the Option under the Securities Act of 1933 or to effect any state registration or qualification of such Common Stock. The Company may, in its sole discretion, defer the effectiveness of any full or partial exercise of the Option in order to ensure that the issuance of stock upon exercise will be in compliance with federal or state securities laws and the rules of the NASDAQ National Markets or any other exchange upon which the Company's Common Stock is traded.

      11. LIMITATION OF LIABILITY. Nothing in this Agreement shall be construed to:

      (a) limit in any way the right of the Company or a subsidiary to terminate the employment of Optionee; or

      b) be evidence of any agreement or understanding, express or implied, that the Company or a subsidiary shall employ Optionee in any particular position at any particular rate of compensation or for any particular period of time.

      12. SEVERABILITY. It is intended that each provision of this Agreement shall be viewed as separate and divisible. In the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions of this Agreement shall continue to be in full force and effect.

      13. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota.

      14. FURTHER ASSURANCES. Upon the exercise of the option by Optionee or at such subsequent date as either the Company or Optionee may reasonably request, each party hereto agrees to execute and deliver such further instruments and to take such other action as shall be reasonably required to carry out the intent and purposes of this Agreement.

      15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      16. NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows and shall be deemed to have been given upon delivery to the addressee:

               To the Company:

               Metris Companies Inc.
               600 South Highway 169, Suite 1800
               St. Louis Park, MN 55426
               Attention: General Counsel



               To Optionee:

               At Optionee's residence address listed in the Company's personnel records.

Notice of a change in address of one of the parties hereto shall be given in writing to the other party as provided above, but shall be effective only upon actual receipt.

      17. AMENDMENT. This Agreement may not be amended or modified by the parties hereto in any manner, except by a written instrument signed by both parties hereto.

      18. BINDING EFFECT: ASSIGNMENT. This Agreement shall be binding upon the heirs, successors and assigns of the parties hereto, subject to shareholder approval of the Plan. This Agreement shall not be assigned by either party hereto without the express written consent of the other party.

      19. ENTIRE AGREEMENT. The Plan, the rules adopted by the Committee from time to time and this Agreement constitute, except as to any written agreement between the parties hereto which specifically references this
Section 19, the entire understanding between the parties hereto with respect to the matters covered herein and supersede all previous written, oral or implied understandings between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the day and year first above written.

                                METRIS COMPANIES INC.

                                By     /s/ Michael Sherman
                                  -------------------------------


                                OPTIONEE SIGNATURE



                                    /s/ Ronald N. Zebeck
                                -------------------------------
                                       Ronald N. Zebeck




                                Social Security #:      ###-##-####
                                                  ------------------------



                                Date:           4/7/97
                                     --------------------------------